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                                                                    Exhibit 23.4

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of Anadarko Petroleum Corporation on Form S-4 of our report dated February 2, 2000 on the combined financial statements of Black Butte Coal Company, A Joint Venture, and R-K Leasing Company as of December 31, 1999 and December 26, 1998 and for the fiscal years then ended, included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999, and to all references to our Firm included in the Registration Statement.

/s/ Arthur Andersen LLP

Denver, Colorado
May 30, 2000